Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports First-Quarter 2016 Financial Results

CHICAGO, April 21, 2016—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its first-quarter 2016 financial results. The company reported net income of $28.7 million, or 67 cents per diluted share, compared with $29.7 million, or 67 cents per diluted share, in the first quarter of 2015.

Key Operating Metrics

•                  Revenue for the quarter was $192.1 million, an increase of 1.2% compared with the same period in 2015. Organic revenue, which excludes acquisitions, divestitures, and the effect of foreign currency translations, rose 2.6%, or $4.9 million.

•                  Operating income decreased 5.0% to $42.3 million, and operating margin was 22.0%, a decline from 23.5% in the same period in 2015.

•                  Free cash flow was negative $2.1 million, reflecting cash provided by operating activities of $11.4 million and capital expenditures of $13.5 million, a decrease of $22.7 million in free cash flow compared with the same period in 2015. The decrease in free cash flow was largely driven by the timing of income tax payments. First-quarter free cash flow tends to be lower than subsequent quarters because of the timing of annual bonus payments, which totaled approximately $50.0 million in the first quarter of 2016.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “Our results were relatively flat year over year, with weakness in our credit ratings and investment management businesses offset by strength in several other areas. Industry-wide new issuance volume for commercial mortgage-backed securities was down about 40% in the first quarter, which had a negative effect on our structured credit rating business. On the bright side, Morningstar Direct and Morningstar Data had strong results, and we continue to manage the business with a long-term perspective and focus on our key growth initiatives.”

Mansueto added, “In the first quarter, we introduced the Morningstar Sustainability Rating to help investors evaluate funds based on environmental, social, and governance, or ESG, factors. This effort continues our tradition of innovative research centered on good stewardship, low costs, and more transparency for investors.”

Update on Key Investment Areas

As part of its long-term strategy, Morningstar has five major areas of focus for investment—Workplace Solutions, Morningstar Direct, Morningstar Managed Portfolios, Morningstar Credit Ratings, and Morningstar Indexes. Following is an update on these key areas:

•                Total assets under management and advisement for Workplace Solutions rose 8.7% to $89.1 billion as of the end of the quarter.

•                  Licenses for Morningstar Direct rose 13.3% to 11,795 as of March 31, 2016.

•                  Assets under management and advisement for Morningstar Managed Portfolios totaled $13.2 billion as of the end of the quarter, compared with $12.9 billion as of March 31, 2015.

•                 Morningstar Credit Ratings completed five new-issue ratings for commercial mortgage-backed securities (CMBS), compared with 13 in the same period a year ago. Morningstar Credit Ratings provides ratings on a broad range of structured finance securities and has submitted a preliminary application to the Securities and Exchange Commission’s Office of Credit Ratings

to expand its NRSRO license to include ratings on corporate credits and financial institutions.

•                  Assets in investable products that track Morningstar Indexes reached $19.0 billion as of the end of the quarter, compared with $17.2 billion as of March 31, 2015. Two new exchange-traded funds linked to Morningstar’s strategic beta indexes launched in Australia, bringing the total number of investable products tracking Morningstar Indexes to 52.

Balance Sheet and Capital Allocation

•                 As of March 31, 2016, the company had cash, cash equivalents, and investments totaling $226.7 million and $75.0 million of short-term debt, compared with cash, cash equivalents, and investments of $248.6 million and $35.0 million of short-term debt as of Dec. 31, 2015.

•                  In the first quarter of 2016, the company spent $15.6 million related to minority investments and acquisitions.

•                  The company expects to pay approximately $9.4 million for its regular quarterly dividend on April 29, 2016.

•                 In the first quarter of 2016, the company repurchased approximately 500,000 shares for $38.8 million. As of March 31, 2016, the company had $337.7 million remaining for future repurchases under its share repurchase authorization and 42.9 million shares outstanding.

Comparability of Year-Over-Year Results

Foreign currency translations reduced operating income by $0.1 million during the quarter, including a negative effect on revenue and a favorable effect on operating expense of $2.8 million and $2.7 million, respectively.

Use of Non-GAAP Financial Measures

The table at the end of this press release includes a reconciliation of organic revenue and free cash flow to comparable GAAP measures and an explanation of why the company uses these non-GAAP financial measures.

Annual Meeting

Investors are invited to attend Morningstar’s annual meeting at 9 a.m. Central Time on Friday, May 13, 2016, at its corporate headquarters at 22 W. Washington Street in Chicago. If you would like to attend, please register at http://corporate.morningstar.com/US/asp/meetingregistration.aspx.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com or write to the company at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 525,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on nearly 18 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its investment advisory subsidiaries, with more than $180 billion in assets under advisement and management as of March 31, 2016. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; liability related to our storage of personal information related to individuals as well as portfolio and account-level information; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; downturns in the financial sector, global financial markets, and global economy; the effect of market volatility on revenue from asset-based fees; the effect of changes in industry-wide issuance volume from commercial mortgage-backed securities; a prolonged outage of our database, technology-based products and services, or network facilities; challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Morningstar uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

For more information about these non-GAAP measures, please see the reconciliations provided in the accompanying financial tables.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2016 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended March 31
(in millions, except per share amounts)	2016	2015	change

Revenue	$192.1	$189.8	1.2%
Operating expense:
Cost of revenue	85.3	78.7	8.4%
Sales and marketing	22.3	25.4	(12.3%	)
General and administrative	25.6	26.1	(1.8%	)
Depreciation and amortization	16.6	15.1	9.8%
Total operating expense	149.8	145.3	3.1%
Operating income	42.3	44.5	(5.0%	)
Operating margin	22.0%	23.5%	(1.5)pp

Non-operating income (expense):
Interest income, net	0.2	0.2	(33.9%	)
Other income (expense), net	0.3	(0.6)	(147.7%	)
Non-operating income (expense), net	0.5	(0.4)	(235.3%	)

Income before income taxes and equity in net income of unconsolidated entities	42.8	44.1	(3.4%	)
Equity in net income of unconsolidated entities	0.5	0.5	15.5%
Income tax expense	14.6	14.8	(2.4%	)
Consolidated net income	28.7	29.8	(3.7%	)
Net income attributable to noncontrolling interest	—	(0.1)	NMF
Net income attributable to Morningstar, Inc.	$28.7	$29.7	(3.3%	)

Net income per share attributable to Morningstar, Inc.:
Basic	$0.67	$0.67	0.0%
Diluted	$0.67	$0.67	0.0%
Weighted average shares outstanding:
Basic	43.0	44.3	(2.9%	)
Diluted	43.1	44.5	(3.1%	)

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended March 31
(in millions)	2016	2015

Operating activities
Consolidated net income	$28.7	$29.8
Adjustments to reconcile consolidated net income to net cash flows from operating activities	17.4	17.1
Changes in operating assets and liabilities, net	(34.7)	(11.9)
Cash provided by operating activities	11.4	35.0
Investing activities
Capital expenditures	(13.5)	(14.4)
Acquisitions, net of cash acquired	(2.5)	—
Purchases of equity- and cost-method investments	(13.1)	—
Other, net	1.0	0.3
Cash used for investing activities	(28.1)	(14.1)
Financing activities
Common shares repurchased	(38.8)	(2.3)
Dividends paid	(9.5)	(8.4)
Proceeds from short-term debt	40.0	15.0
Other, net	0.4	2.7
Cash provided by (used for) financing activities	(7.9)	7.0
Effect of exchange rate changes on cash and cash equivalents	2.7	(8.5)
Net increase (decrease) in cash and cash equivalents	(21.9)	19.4
Cash and cash equivalents—Beginning of period	207.1	185.2
Cash and cash equivalents—End of period	$185.2	$204.6

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	March 31	December 31
(in millions)	2016	2015

Assets
Current assets:
Cash and cash equivalents	$185.2	$207.1
Investments	41.5	41.5
Accounts receivable, net	148.1	139.3
Other	25.6	22.0
Total current assets	400.4	409.9

Property, equipment, and capitalized software, net	134.0	134.5
Investments in unconsolidated entities	49.3	35.6
Goodwill	367.9	364.2
Intangible assets, net	70.3	74.2
Other assets	10.8	10.6
Total assets	$1,032.7	$1,029.0

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$41.3	$39.2
Accrued compensation	38.9	80.9
Deferred revenue	161.0	140.7
Short-term debt	75.0	35.0
Other	7.6	8.6
Total current liabilities	323.8	304.4

Accrued compensation	9.4	8.9
Deferred tax liability, net	17.7	19.8
Other long-term liabilities	51.3	55.3
Total liabilities	402.2	388.4
Total equity	630.5	640.6
Total liabilities and equity	$1,032.7	$1,029.0

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of March 31
	2016	2015		change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	120,075	123,563		(2.8%	)
Morningstar.com registered users (U.S.)	8,624,447	8,294,274		4.0%
Advisor Workstation clients (U.S.)	184	187		(1.6%	)
Morningstar Office licenses (U.S.)	4,231	4,321		(2.1%	)
Morningstar Direct licenses	11,795	10,413		13.3%
Assets under management and advisement (approximate)
Morningstar Investment Management
Investment Advisory	$78.2 bil	$84.4 bil	(1)	(7.3%	)
Morningstar Managed Portfolios	13.2 bil	12.9 bil	(1)	2.3%
Morningstar Investment Management (total)	$91.4 bil	$97.3 bil		(6.1%	)
Workplace Solutions
Managed Retirement Accounts	$41.9 bil	$38.7 bil		8.3%
Plan Sponsor Advice	27.9 bil	28.1 bil		(0.7%	)
Custom Models	19.3 bil	15.2 bil		27.0%
Workplace Solutions (total)	$89.1 bil	$82.0 bil		8.7%

Our employees (approximate)
Worldwide headcount	4,000	3,750		6.7%
Number of equity and credit analysts	195	172		13.4%
Number of manager research analysts	115	103		11.7%

	Three months ended March 31
(in millions)	2016	2015		change
Key product revenue (2)
Morningstar Data	$36.6	$34.0		7.7%
Morningstar Direct	27.1	24.5		10.5%
Morningstar Investment Management (3)	24.6	24.8		(0.8%	)
Morningstar Advisor Workstation	20.6	20.0	(4)	3.2%
Workplace Solutions	16.3	15.4		5.4%

Other metrics
Number of commercial mortgage-backed securities (CMBS) new-issue ratings completed	5	13		(61.5%	)
Asset value of CMBS new-issue ratings	$3.9 bil	$10.5 bil		(62.9%	)

(1) Revised to include a minor classification change.

(2) Key product revenue includes the effect of foreign currency translations.

(3) New product classification consisting of Investment Advisory and Morningstar Managed Portfolios.

(4) Revised to exclude Morningstar Office.

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures (Unaudited)

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Management uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

	Three months ended March 31
(in millions)	2016	2015	change

Reconciliation from consolidated revenue to revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue):

Consolidated revenue	$192.1	$189.8	1.2%
Less: divestitures	—	—	—
Less: acquisitions	(0.2)	—	NMF
Unfavorable effect of foreign currency translations	2.8	—	NMF
Revenue excluding acquisitions, divestitures, and the effect of foreign currency translations	$194.7	$189.8	2.6%

Reconciliation from cash provided by operating activities to free cash flow:

Cash provided by operating activities	$11.4	$35.0	(67.4%	)
Capital expenditures	(13.5)	(14.4)	(6.3%	)
Free cash flow	$(2.1)	$20.6	(110.2%	)